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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: March 31, 2003




                               INSILCO HOLDING CO.
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             (Exact Name of Registrant as specified in its charter)




           Delaware                     0-24813                 06-1158291
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(State or other jurisdiction of   (Commission File No.)       (IRS Employer
 incorporation or organization)                           Identification Number)



                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468
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               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)


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ITEM 5.  OTHER EVENTS.

Insilco Holding Co.'s subsidiary, Insilco Technologies, Inc., has completed the sales of the majority of its going concern assets. On March 21, 2003, all of the passive components business was sold to Bel Fuse Ltd. for approximately $35 million. On March 24, 2003, the majority of the custom assembly business was sold to Amphenol Corporation for approximately $14 million. On March 13, 2003, the custom assembly business located at Insilco's North Myrtle Beach facility was sold to LL&R Partnership, a private investor group, for $1.7 million. On March 24, 2003, the stamping business was sold to SRDF Acquisition Company LLC, a private investor group, for approximately $13 million. Insilco Technologies, Inc. also completed the sale of the Ireland-based custom assembly business to that facility's general manager on March 28, 2003.

The above sales were approved on March 7, 2003, by the United States Bankruptcy Court for the District of Delaware under the jointly administered case number 02-13672.




















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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    INSILCO HOLDING CO.
                                              --------------------------------
                                              Registrant



Date:       March 31, 2003                    By: /s/ Michael R. Elia
                                                 -----------------------------
                                                 Michael R. Elia
                                                 Senior Vice President and Chief
                                                 Financial Officer





















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